UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 5, 2020

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 3, 2020, Dominion Energy, Inc. (Dominion Energy) and Dominion Energy Questar Corporation (Dominion Energy Questar) entered into a Purchase and Sale Agreement (the Purchase Agreement) with Berkshire Hathaway Energy Company (BHE) providing for Dominion Energy to sell substantially all of its Gas Transmission & Storage operating segment assets to BHE (the Transaction). On October 5, 2020, since approval of the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR), was not obtained within 75 days following the date of the Purchase Agreement, Dominion Energy and Dominion Energy Questar, under the terms of the Purchase Agreement, delivered notice to BHE of their election to terminate the Transaction with respect to Dominion Energy Questar Pipeline, LLC and related entities (the Questar Pipeline Group) and, in connection with the execution of the Q-Pipe Purchase Agreement referenced below, to waive the related termination fee under the Purchase Agreement. Dominion Energy and Dominion Energy Questar currently expect to close the Transaction exclusive of the Questar Pipeline Group on November 2, 2020. Pursuant to the terms of the Purchase Agreement, the purchase price will be approximately $2.7 billion in cash (subject to certain adjustments) and the assumption of approximately $5.3 billion in debt.

Also on October 5, 2020, Dominion Energy Questar entered into a second Purchase and Sale Agreement (the Q-Pipe Purchase Agreement) with BHE providing for Dominion Energy Questar to sell the Questar Pipeline Group to BHE (the Q-Pipe Transaction) after receipt of HSR approval, which is currently anticipated in early 2021, for a purchase price of approximately $1.3 billion in cash (subject to certain adjustments) (the Q-Pipe Cash Consideration) and the assumption of approximately $430 million of existing long-term debt. Dominion Energy is also a party to the Q-Pipe Purchase Agreement, as guarantor for certain provisions regarding the Purchase Price Repayment Amount (defined below) and other matters.

Dominion Energy Questar and its affiliates may not solicit or accept offers from alternative buyers for of all or a material portion of the Questar Pipeline Group until after March 31, 2021. Without limitation, either party may terminate the Q-Pipe Purchase Agreement if the closing has not occurred on or before June 30, 2021 or if the original Purchase Agreement has been validly terminated in accordance with its terms.

BHE has agreed to deliver the Q-Pipe Cash Consideration to Dominion Energy Questar on November 2, 2020. If the Q-Pipe Transaction does not close, Dominion Energy Questar has agreed to repay all or substantially all of the Q-Pipe Cash Consideration (the Purchase Price Repayment Amount) to BHE on or prior to December 31, 2021. If the HSR approval has not been obtained by June 30, 2021, upon BHE’s written request, Dominion Energy Questar will seek alternative buyers for all or a material portion of the Questar Pipeline Group (an Alternative Transaction). The Purchase Price Repayment Amount may be paid in cash (from the proceeds of an Alternative Transaction or otherwise) or in shares of common stock, no par value, of Dominion Energy, or a combination thereof; provided any payment on or after December 15, 2021 must be paid in cash only.

The completion of the Q-Pipe Transaction is subject to other customary closing conditions, including customary conditions regarding the accuracy of the representations and warranties and compliance by the parties in all material respects with their respective obligations under the Q-Pipe Purchase Agreement. The Q-Pipe Transaction is not subject to a financing condition.

Pursuant to the Q-Pipe Purchase Agreement, employees transferred as part of the Q-Pipe Transaction will have certain employment protections for generally 24 months following the closing date.

The Q-Pipe Purchase Agreement contains customary representations, warranties and covenants related to the conduct of the business and the Q-Pipe Transaction. Dominion Energy Questar and BHE each have agreed to indemnify the other party for losses arising from certain breaches of representations, warranties and covenants contained in the Q-Pipe Purchase Agreement and other liabilities, subject to certain limitations.

The foregoing description of the Q-Pipe Purchase Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Q-Pipe Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties contained in the Q-Pipe Purchase Agreement were made only for the purposes of the Q-Pipe Purchase Agreement as of the specific dates therein and were solely for the benefit of the parties to the Q-Pipe Purchase Agreement. The representations and warranties contained in the Q-Pipe Purchase Agreement may be subject to limitations agreed upon by the parties to the Q-Pipe Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Q-Pipe Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Q-Pipe Purchase Agreement. Moreover, certain representations and warranties in the Q-Pipe Purchase Agreement may be subject to a standard of materiality provided for in the Q-Pipe Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Q-Pipe Purchase Agreement, which subsequent information may or may not be fully reflected in Dominion Energy’s or BHE’s public disclosures.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements, with respect to certain future plans concerning the Transaction and the Q-Pipe Transaction. Factors that could cause actual results to differ include, but are not limited to: the expected timing and likelihood of completion of the proposed transactions with BHE; the risk that Dominion Energy or BHE may be unable to obtain necessary regulatory approvals for the transactions or required regulatory approvals may delay the transactions; the risk that conditions to the closing of the transactions may not be satisfied; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; and the inability to complete planned construction projects within time frames initially anticipated. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibits

2.1	Purchase and Sale Agreement, dated as of October 5, 2020, by and among Dominion Energy Questar Corporation, Berkshire Hathaway Energy Company and Dominion Energy, Inc., as guarantor.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Filed herewith. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dominion Energy agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: October 6, 2020